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                                                                    EXHIBIT 23-B


KPMG Peat Marwick LLP
One Biscayne Tower
Suite 2900
2 South Biscayne Boulevard
Miami, FL  33131

Telephone 305 358 2300
Telefax   305 577 0544

The Board of Directors
Wometco Cable Corp.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the registration statement and prospectus. Our report refers to a change in the method of accounting for income taxes.


                              /s/ KPMG Peat Marwick LLP

Miami, Florida
August 29, 1994